UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36002 (Commission File Number)	46-1777204 (IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2014, NRG Yield, Inc. (“Yield Inc.”) completed the sale of $300 million in aggregate principal amount of 3.50% convertible senior notes due 2019 (the “Notes”) pursuant to the terms of the purchase agreement, dated February 5, 2014 (the “Purchase Agreement”), among Yield Inc., NRG Yield LLC, as guarantor,  NRG Yield Operating LLC, as guarantor, (together with NRG Yield LLC, the “Guarantors”), and the initial purchasers set forth in Schedule I thereto (the “Initial Purchasers”).  The Notes were issued under an Indenture, dated February 11, 2014 (the “Indenture”), among Yield Inc., the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”).  The Indenture and the form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will be unsecured and unsubordinated obligations of Yield Inc. and will rank senior in right of payment to any indebtedness of Yield Inc. that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to unsecured indebtedness of Yield Inc. that is not so subordinated; be effectively subordinated in right of payment to secured indebtedness of Yield Inc. to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all indebtedness and liabilities of Yield Inc.’s non-guarantor subsidiaries.  Interest is payable on the Notes on February 1 and August 1 of each year beginning on August 1, 2014 until their maturity date of February 1, 2019.

Prior to the close of business on the business day immediately preceding August 1, 2018, holders may convert all or a portion of their Notes, in principal amounts equal to $1,000 or an integral multiple thereof, only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2014, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter, the last reported sale price of Yield Inc.’s Class A common stock (“common stock”) on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period immediately following any five consecutive trading day period (that five consecutive trading day period, the “measurement period”) in which, for each trading day of that measurement period, the trading price (as defined in the Indenture) per $1,000 in principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of common stock on such trading day and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions described in the Indenture. On and after August 1, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes, in principal amounts equal to $1,000 or an integral multiple thereof, at any time, regardless of the foregoing circumstances.

The conversion rate will initially equal 21.4822 shares of common stock per $1,000 in principal amount of Notes (which is equivalent to an initial conversion price of approximately $46.55 per share of common stock). The conversion rate will be subject to adjustment  upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), Yield Inc. will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change. Upon conversion of a Note, Yield Inc. will settle the conversion through payment or delivery, as the case may be, of cash, shares of common stock or a combination thereof, at Yield Inc.’s election, as described in the Indenture. Yield Inc. may not redeem the Notes prior to their maturity. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require Yield Inc. to purchase all or a portion of their Notes, in principal amounts equal to $1,000 or an integral multiple thereof, for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indenture; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against Yield Inc. and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the Notes may declare all the Notes of such series to be due and payable immediately.

The Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A. The Notes were issued in a transaction exempt from registration under the Securities Act and any state securities laws. Therefore, Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture and the form of Note are filed as exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01(a) of this Current Report on Form 8-K relating to the Indenture and the form of Note are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

	By:	/s/ Brian E. Curci
Brian E. Curci
Secretary
February 11, 2014

EXHIBIT INDEX

Exhibit No.	Document

4.1	Indenture, dated February 11, 2014, among NRG Yield, Inc., the Guarantors and the Trustee.

4.2	Form of 3.50% Convertible Senior Note due 2019 (incorporated by reference to Exhibit 4.1 filed herewith).